EXHIBIT 10

ALBERTO-CULVER COMPANY

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

(April 24, 2003)

1. Purpose. The principal purposes of the Deferred Compensation Plan for Non-Employee Directors (“Plan”) are to (i) benefit Alberto-Culver Company (“Company”) and its subsidiaries by offering its non-employee directors an opportunity to become holders of Class B common stock, par value $.22 per share (“Common Stock”), in order to enable them to represent the viewpoint of other stockholders of the Company more effectively and (ii) permit non-employee directors to defer all or a portion of the fees that they receive as directors of the Company.

2. Plan Participants. Each director who is not an officer or employee of the Company or any of its subsidiaries shall be a participant under the Plan (“Participant”).

3. Administration. The Plan shall be administered by the Board of Directors of the Company (“Board”). The Board shall have full power to construe, administer and interpret the Plan. The Board’s decisions are final and binding on all parties. All fees and expenses incurred by the Plan in connection with its administration shall be paid by the Company.

4. Deferral Elections.

(a) Each Participant shall make one of the following elections in accordance with Section 4(b) and/or 4(c) with respect to his or her annual retainer and meeting fees (collectively, “Director Fees”):

(i) The Participant may elect to have the Director Fees paid to him or her in cash. Director Fees payable with respect to meetings will be paid as soon as reasonably practicable on or after the date of each such meeting and the annual retainer shall be paid in equal installments on a quarterly basis; or

(ii) The Participant may elect to defer receipt of the Director Fees until (a) one month after the date on which his or her service on the Board terminates for any reason or (b) any specific date selected by the Participant, and have the cash value of each such Director Fee credited to an interest bearing account established for the Participant under the Plan (“Cash Account”) pursuant to the provisions of Section 5. Participants may also elect to receive one lump sum payment or equal annual installments, not to exceed five installments, of all amounts deferred pursuant to such election. In the absence of an election to the contrary, in whole or in part, deferred amounts will be paid in a single lump sum one month after the date on which the Participant’s service on the Board terminates for any reason; or

(iii) The Participant may elect to receive a distribution of the number of shares of Common Stock equal to the cash value of all Director Fees payable during the quarterly periods ending on the last day of March, June, September, and December, divided by the Fair Market Value of a share of Common Stock on the last day of each such quarterly period. Each distribution shall be evidenced by a certificate representing the applicable number of shares of Common Stock, registered in the name of the Participant, and distributed to the Participant on or as soon as reasonably practicable after each quarterly date noted in the preceding sentence. Such quarterly distributions of Common Stock will be made only in whole-share increments. The cash value of any fractional share, based upon the Fair Market Value for the applicable quarterly period as calculated above, shall be paid to the Participant in cash at the time of the Common Stock distribution; or

(iv) The Participant may elect to defer receipt of the distribution of the number of shares of Common Stock calculated at the same times and in the same manner set forth in Section 4(a)(iii), as stock units on a one-share-for-one-stock-unit basis (“Stock Units”), and such number of units, including any fractional unit, shall be credited to a stock unit account established pursuant to the provisions of Section 5, for each Participant so electing (“Stock Unit Account”). Additional Stock Units equal to the cash dividends (or fair market value of any dividend paid in property other than capital stock of the Company) that the Participant would have received had he or she been the owner on each such dividend record date of a number of shares of Common Stock equal to the number of Stock Units in his or her Stock Unit Account, divided by the Fair Market Value of the Common Stock on the last day of March, June, September or December, as applicable, shall be credited to the Participant’s Stock Unit Account as of the last day of such March, June, September or December. In the case of a stock dividend, stock split, reverse stock split, reclassification, recapitalization, exchange or conversion of shares, or any other similar event, additional credits or equitable adjustments shall be made (unless the Board determines no adjustment would be appropriate under the circumstances) to each Participant’s Stock Unit Account of a number of Stock Units equal to the number of shares of Common Stock or other capital stock of the Company that the Participant would have received had he or she been the owner on each record date of a number of shares of Common Stock equal to the number of Stock Units in his or her Stock Unit Account on such date.

The Participant may defer receipt of the shares of Common Stock underlying the Stock Units in his or her Stock Unit Account until (a) one month after the date his or her service on the Board terminates for any reason or (b) a specific date selected by the Participant. All deferred amounts shall be distributed on or as soon as reasonably practicable after the date selected in accordance with the preceding sentence, in shares of Common Stock equal to the number of Stock Units contained in the Participant’s Stock Unit Account, rounded up to the next whole Stock Unit in the case of any fractional units. In the absence of an election to the contrary, all deferred amounts shall be distributed one month after the date on which the Participant’s service on the Board terminates for any reason.

(b) Except as provided in the next sentence, on or before the beginning of each calendar year, each Participant shall complete a form specifying the elections described above with respect to Director Fees (“Election Form”) and deliver the Election Form to the General Counsel of the Company (“General Counsel”).

An Election Form shall remain in effect for subsequent years until a subsequent Election Form is delivered to the General Counsel before the first day of the year in which the new Election Form is to become effective. Except as provided in Section 4(c), an initial Election Form or a subsequent Election Form shall only apply to those Director Fees payable to a Participant with respect to services rendered after the end of the year in which such initial or subsequent Election Form is delivered to the General Counsel. Any Election Form delivered by a Participant shall be irrevocable with respect to any Director Fee covered by the elections set forth therein (but may be amended by a subsequent Election Form applicable to those Director Fees payable to a Participant with respect to services rendered after the end of the year in which such form was delivered to the General Counsel). If an Election Form is not in effect for a Participant for a year (e.g., the Participant has not completed an initial Election Form), he or she shall be deemed to have elected the option specified in this Section 4(a)(i) until a completed Election Form has been delivered to the General Counsel and has become effective.

(c) Notwithstanding the preceding provisions of this Section 4, an election made by a Participant in the year in which he or she first becomes eligible to participate in the Plan may be made pursuant to an Election Form delivered to the General Counsel within 60 days after the date on which he or she initially becomes eligible to participate, and such Election Form shall be effective on the first day of the first quarterly period commencing January 1, April 1, July 1, or October 1, as applicable, following the date such Election Form is delivered to the General Counsel.

5. Participant Accounts.

(a) Director Fees deferred pursuant to Section 4(a)(ii) shall be credited to the Participant’s Cash Account as of the date it would otherwise have been paid. Director Fees and dividends deferred pursuant to Section 4(a)(iv) shall be credited to the Stock Unit Account as of the last day of March, June, September, and December. Until the entire balance of the Cash Account and Stock Unit Account has been paid to the Participant (or his or her beneficiaries) such balance shall be increased quarterly (i) to reflect accrued interest on such balance in the Cash Account based on the interest rate set from time to time on the Company’s Executive Deferred Compensation Plan (the “Executive Plan”) and (ii) by any dividends paid on the Common Stock represented by Stock Units in each Stock Unit Account. In the event the Company no longer maintains the Executive Plan or a successor plan, the Board shall, from time to time, set the interest rate with respect to the entire balance of Participants’ Cash Accounts.

(b) Each Cash Account and Stock Unit Account shall be maintained on the books of the Company until full payment of the balance thereof has been made to the applicable Participant (or his or her beneficiaries). No funds, assets or capital stock may be set aside or earmarked for any Cash Account or Stock Unit Account, which shall be purely a general unsecured obligation of the Company.

6. Distributions.

(a) Subject to Sections 6(b), 6(c) and 6(d), the entire balance of a Participant’s Cash Account (payable in cash) and Stock Unit Account (payable in Common Stock) shall be paid in accordance with such Participant’s deferral election(s) made pursuant to Section 4.

(b) If a Participant’s service on the Board shall terminate by reason of his or her death, or if he or she shall die after becoming entitled to a distribution hereunder, but prior to receipt of his or her entire distribution, (i) all cash then distributable hereunder with respect to such Participant’s Cash Account and (ii) the number of shares of Common Stock equal to the number of Stock Units in such Participant’s Stock Unit Account (rounded up to the next whole Stock Unit in the case of any fractional units) shall in each case be distributed as soon as reasonably practicable to such beneficiary or beneficiaries as such Participant shall have designated by an instrument in writing last filed with the General Counsel prior to his or her death, or in the absence of such designation of any living beneficiary, to his or her spouse, or if not then living, to his or her estate.

(c) The Participant may request an early distribution of all or a portion of the balance of the Cash Account owed to the Participant. A single-sum payment will be paid to Participants who request such distribution. An early distribution paid to a Participant shall result in a penalty equal to 10% of such early distribution. The Participant will forfeit all right, title and interest to an amount equal to such penalty. The early distribution shall be paid to the Participant net of the 10% penalty and any withholding or other applicable taxes.

(d) Notwithstanding any other provisions of the Plan, (i) the entire balance of each Participant’s Cash Account shall be distributed to such Participant as soon as reasonably practicable after the date of the occurrence of a Change in Control in the form of a single lump sum cash payment and (ii) shares of Common Stock equal to the entire number of Stock Units contained in each Participant’s Stock Unit Account (rounded up to the next whole Stock Unit in the case of any fractional units) shall be converted to Common Stock as of the date of the Change in Control and distributed as soon as reasonably practicable after the occurrence of the Change in Control. The cash value of any fees earned but not yet distributed as Common Stock or credited to the Stock Unit Account pursuant to Section 4(a)(iii) and 4(a)(iv), respectively, as of the date of a Change in Control, shall be paid to the Participant in the form of a single lump sum payment as soon as reasonably practicable after the occurrence of a Change in Control. For purposes of this Section 6(d), the definition of a Change in Control shall be the same as that definition of Change in Control found in the Alberto-Culver Company 1994 Stock Option Plan For Non-Employee Directors, as amended from time to time.

7. Amendment, Suspension or Termination. The Board may, at any time and from time to time, suspend or terminate the Plan, in whole or in part, or amend the Plan in such respects as the Board may deem proper and in the best interest of the Company or as may be advisable, provided, however, that no suspension, termination or amendment shall be made which would (i) directly or indirectly deprive any current or former Participant or his or her beneficiaries of all or any portion of his or her Cash Account or Stock Unit Account as determined as of the effective date of such amendment, suspension or termination, or (ii) directly or indirectly reduce the balance of any Cash Account or Stock Unit Account held hereunder as of the effective date of such amendment, suspension or termination. Notwithstanding anything to the contrary contained herein, upon termination of the Plan, (i) distribution of balances in all Cash Accounts and (ii) the number of shares of Common Stock represented by Stock Units in all Stock Unit Accounts (rounded up to the next whole Stock Unit in the case of any fractional units) shall be made to Participants or their beneficiaries in a single lump sum cash payment or Common Stock distribution, as the case may be, on or as soon as reasonably practicable following such termination. No additional deferred Director Fees shall be credited to the Cash Accounts or Stock Unit Accounts of Participants after termination of the Plan, but the Company shall continue to credit interest to Cash Accounts and dividends to Stock Unit Accounts, pursuant to Section 5, until the balances of such Cash Accounts and Stock Unit Accounts have been fully distributed to Participants or their beneficiaries.

8. General Provisions.

(a) All amounts paid under the Plan shall be paid from the general assets of the Company. Such amounts shall be reflected on the accounting records of the Company, but shall not be construed to create or require the creation of a trust, custodial account or escrow account. No Participant shall have any right, title, or interest in any assets, accounts or funds that the Company may establish to aid in providing benefits under the Plan or otherwise. The Plan does not create a trust or establish any fiduciary relationships between the Company and the Participant or his or her beneficiary under the Plan, nor will any interest other than that of an unsecured creditor exist.

(b) For all purposes of the Plan, the Fair Market Value of a share of Common Stock as of a given date shall be the average of the high and low transaction prices of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on such date, or if there shall be no reported transaction for such date, then on the next preceding date for which trades were reported.

(c) Shares of Common Stock distributed under the Plan shall be treasury shares of the Company.

(d) Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity, that the assets of the Company will be sufficient to pay any benefit hereunder. No Participant or beneficiary shall have any right to receive a distribution under the Plan, except in accordance with the terms of the Plan.

(e) Establishment of the Plan shall not be construed to give any Participant the right to be retained as a member of the Board.

(f) Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to garnishment, seizure or sequestration for the payment of any debts owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(g) The Board, General Counsel, employees, officers and directors of the Company shall not be held liable for, and shall be indemnified and held harmless by the Company against, any loss, expense or liability relating to the Plan which arises from any action or determination made in good faith.

(h) The Company shall withhold from any deferred or nondeferred Director Fee, or any distributions made pursuant to the Plan, any amounts required by applicable federal, state and local tax laws and regulations thereunder to be withheld.

(i) If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

(j) Any notice under the Plan shall be in writing and shall be personally delivered, mailed postage paid as first class U.S. Mail or sent by reliable overnight courier. Notices shall be deemed given when actually received by the recipient. Notices shall be directed to the Company at its offices at 2525 Armitage Avenue, Melrose Park, Illinois 60160-1163, Attention: General Counsel; to a Participant at the address stated in his or her Election Form; and to a beneficiary entitled to benefits at the address stated in the Participant’s beneficiary designation, or to such other addresses any party may specify by notice to the other parties.

(k) This Plan shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflict of laws principles.

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